Exhibit 99.1

Investor Contact:	Dean Hirata	Media Contact:	Ann Takiguchi Marcos
	EVP & Chief Financial Officer		VP & PR/Communications Officer
	(808) 535-2583		(808) 544-0685
	dhirata@cb-hi.net		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS THIRD QUARTER RESULTS

HONOLULU, October 26, 2004 — Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank and City Bank, today reported net income for the third quarter and first nine months of 2004 of $7.7 million, or $0.42 per share, and $24.3 million, or $1.42 per share, respectively.

Third quarter net income excluding merger-related expenses increased by 19.6% to $10.4 million, or $0.57 per share, from the $8.7 million, or $0.53 per share, recorded during the same period of 2003.  For the first nine months of 2004, net income excluding merger-related expenses was $27.2 million, or $1.59 per share, up from the $25.7 million or $1.57 recorded last year.

The Company’s merger with CB Bancshares, Inc. (the “Merger”) was accounted for under the purchase accounting method, and CB Bancshares results are included in the consolidated financials from September 15, 2004, the date of closing.

Third Quarter Highlights

•      Merger with CB Bancshares, Inc. closed on September 15, 2004.

•      CPF was recognized as the 17th highest performing mid-tier bank in the country for 2003 by U.S. Banker in its August 2004 issue.

•      Total assets increased by 116%, loans increased by 115% and deposits increased by 91% from September 30, 2003, due primarily to the Merger.

•      Market capitalization increased to $771 million from $393 million a year ago, due primarily to the Merger.

•      Excluding merger-related expenses, return on average stockholders’ equity was 17.05% and return on average assets was 1.49% for the quarter ended September 30, 2004.

“The Company’s strong third quarter results were driven by organic loan and deposit growth, an expanding net interest margin and sound asset quality,” commented Clint Arnoldus, Chief Executive Officer of CPF.  “We believe the completion of our merger with CB Bancshares provides the Company with numerous revenue and expense synergy opportunities.  We look forward to the fourth quarter of 2004 and the years ahead as we utilize our expanded resources to better serve our existing and prospective clients.”

Financial Highlights

Third quarter revenues (net interest income before provision plus other operating income) increased by 23.1% to $33.5 million, compared to $27.2 million in the third quarter of 2003.  Net interest income before provision for loan losses was $28.6 million, up 22.6% from the third quarter of 2003.  The increase in net interest income was the result of a 31.8% increase in average interest-earning assets as the net interest margin declined to 4.54% from the 4.89% reported

Central Pacific Financial Corp. Reports Third Quarter Results

October 26, 2004

in the third quarter of last year.  The net interest margin pressure abated in the third quarter of 2004 as the quarterly net interest margin improved by 23 basis points from the prior quarter.

Provision for loan losses in the third quarter of 2004 was $533,000, compared to $500,000 reported in the same period last year.

Other operating income increased 25.9% to $4.9 million in the third quarter of 2004, compared to $3.9 million reported in the third quarter of 2003.  Increases in income from fiduciary activities and service charges on deposit accounts contributed to the improvement.

Other operating expense increased 54.6% to $22.1 million in the third quarter of 2004, compared to $14.3 million reported in 2003.  Salaries and employee benefits totaled $11.3 million, a 48.3% increase from the $7.6 million reported in the third quarter of 2003.  In the third quarter of 2004, retention bonuses related to the Merger totaling $2.0 million were paid to certain executives of Central Pacific Bank.  Other operating expense, excluding salaries and benefits, grew to $10.8 million, an increase of 61.9% over the $6.7 million reported in the year ago period.  This increase was primarily a result of the Merger.

The effective tax rate for the third quarter of 2004 was 29.62%, compared to 33.55% in the prior year.  The Company’s investments in high-technology businesses in Hawaii generated net tax benefits of $390,000 in the third quarter of 2004 and $244,000 in the third quarter of 2003.

Asset Quality

Nonaccrual loans at September 30, 2004 increased to $11.6 million, or 0.38% of loans, compared to $1.8 million, or 0.13% of loans, a year ago.  Excluding the impact of the Merger, nonaccrual loans totaled $6.8 million at September 30, 2004, which represented a decrease of $401,000 from the prior quarter.  Nonaccrual loans to three borrowers totaling $6.6 million at September 30, 2004 are primarily secured by commercial property.

Net loan charge-offs totaled $611,000 in the third quarter of 2004, compared to $1.1 million in the year ago period.  At September 30, 2004, the allowance for loan and lease losses was $49.9 million or 1.63% of outstanding loans and leases.  The coverage ratio of allowance to nonaccrual loans stood at 430% at September 30, 2004.

Balance Sheet Analysis

Total assets at September 30, 2004 grew to $4.6 billion, a 116.4% increase over the $2.1 billion reported a year ago.  Excluding the impact of the Merger, total assets grew by $424.7 million, a 19.9% increase from September 30, 2003.

Investment securities increased to $904.3 million, up 68.3% from $537.1 million reported last year.  Excluding the impact of the Merger, investment securities increased by $51.4 million, up 9.6% from September 30, 2003.

Total loans and leases increased by 114.7% to $3.1 billion, compared to $1.4 billion at September 30, 2003.  Excluding the impact of the Merger, total loans and leases increased by $239.5 million, a 16.8% increase from September 30, 2003.

Total deposits grew to $3.3 billion, an increase of 90.5% over the $1.7 billion reported at September 30, 2003.  Excluding the impact of the Merger, total deposits grew by $192.2 million, an increase of 11.1% over September 30, 2003.

Shareholders’ equity increased by 198.4% to $559.4 million, compared to $187.5 million at September 30, 2003.  Excluding the impact of the Merger, shareholders’ equity increased by $26.3 million, up 14.0% from a year ago.  Tangible capital ratio was 5.18% at September 30, 2004, compared to 8.77% a year ago.  While no common shares were repurchased during the third quarter of 2004, the Company maintains a stock repurchase program with available authorization totaling $12.3 million.

Central Pacific Financial Corp. Reports Third Quarter Results

October 26, 2004

Business and Earnings Outlook

Based on current economic and business conditions, management reaffirms its 2005 EPS guidance of $2.50 to $2.60.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-800-545-9704 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 and entering the passcode 877859.  Additionally, a replay will be available on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with approximately $4.6 billion in assets.  Its primary subsidiaries are Central Pacific Bank and City Bank, with a combined 45 branch offices statewide, including five supermarket branches and more than 100 ATMs.  For additional information, please visit our web site at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and generally include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the company’s publicly available Securities and Exchange Commission filings, including the company’s Form 10-K for the last fiscal year.  Be advised, the company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in thousands, except per share data)	2004	2003		2004	2003

INCOME STATEMENT
Net income	$7,684	$8,283	-7.2%	$24,262	$24,843	-2.3%
Net income - adjusted (1)	10,383	8,682	19.6%	27,205	25,698	5.9%
Per share data:
Diluted:
Net income	0.42	0.51	-17.6%	1.42	1.52	-6.6%
Net income - adjusted (1)	0.57	0.53	7.5%	1.59	1.57	1.3%
Cash dividends	0.16	0.16	0.0%	0.48	0.48	0.0%

PERFORMANCE RATIOS
Return on average assets (2)	1.10%	1.58%		1.33%	1.62%
Return on average assets - adjusted (1), (2)	1.49%	1.66%		1.49%	1.68%
Return on average stockholders’ equity (2)	12.62%	17.96%		14.98%	18.11%
Return on average stockholders’ equity - adjusted (1), (2)	17.05%	18.82%		16.80%	18.73%
Efficiency ratio	66.17%	52.71%		58.51%	51.87%
Efficiency ratio - adjusted (1)	52.73%	50.26%		52.87%	50.07%
Net interest margin (2)	4.54%	4.89%		4.46%	4.88%
Dividend payout ratio	37.21%	30.77%		33.10%	30.97%

	September 30,		% Change
	2004	2003
BALANCE SHEET
Total assets	$4,612,463	$2,131,766	116.4%
Loans	3,061,867	1,425,858	114.7%
Loans, net	3,011,988	1,401,053	115.0%
Deposits	3,298,220	1,730,921	90.5%
Shareholders’ equity	559,439	187,476	198.4%
Book value per share	19.96	11.69	70.7%
Market value per share	27.52	24.50	12.3%
Tangible Equity Ratio	5.18%	8.77%

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2004	2003		2004	2003
SELECTED AVERAGE BALANCES
Total assets	$2,795,823	$2,095,669	33.4%	$2,439,084	$2,043,594	19.4%
Interest-earning assets	2,569,862	1,949,876	31.8%	2,258,556	1,897,745	19.0%
Loans, net of unearned interest	1,881,027	1,374,706	36.8%	1,604,790	1,353,119	18.6%
Other real estate	1,204	—	0.0%	770	630	22.2%
Deposits	2,089,792	1,711,465	22.1%	1,881,151	1,666,362	12.9%
Interest-bearing liabilities	1,701,517	1,568,882	8.5%	1,527,664	1,535,323	-0.5%
Stockholders’ equity	243,592	184,466	32.1%	215,998	182,878	18.1%

	September 30,		% Change
	2004	2003
NONPERFORMING ASSETS
Nonaccrual loans	$11,608	$1,843	529.8%
Other real estate	580	0	0.0%
Total nonperforming assets	12,188	1,843	561.3%
Loans delinquent for 90 days or more (still accruing interest)	607	722	-15.9%
Restructured loans (still accruing interest)	715	—	—
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$13,510	$2,565	426.7%

	Three Months Ended September 30,			Nine Months Ended September 30,

	2004	2003		2004	2003
Loan charge-offs	$813	$1,246	-34.8%	$1,390	$1,690	-17.8%
Recoveries	202	126	60.3%	339	1,598	-78.8%
Net loan charge-offs (recoveries)	$611	$1,120	-45.4%	$1,051	$92	1042.4%
Net loan charge-offs to average loans (2)	0.13%	0.33%		0.09%	0.01%

	September 30,
	2004	2003
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.38%	0.13%
Nonperforming assets to total assets	0.26%	0.09%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.44%	0.18%
Allowance for loan losses to total loans	1.63%	1.74%
Allowance for loan losses to nonaccrual loans	429.70%	1345.90%

(1)          Excludes after-tax merger-related expenses (see Reconciliation of Non-GAAP Financial Measures)

(2)          Annualized

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

At or for the three months and nine months ended September 30, 2004 and 2003

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
			%			%
(in thousands, except per share data)	2004	2003	Change	2004	2003	Change

Net income	$7,684	$8,283	-7.2%	$24,262	$24,843	-2.3%
Merger-related expenses, net of tax	2,699	399	576.4%	2,943	855	244.2%
Net income, excluding merger-related expenses	$10,383	$8,682	19.6%	$27,205	$25,698	5.9%

Basic earnings per share	$0.43	$0.52	-17.3%	$1.45	$1.55	-6.5%
Merger-related expenses, net of tax	0.15	0.02	650.0%	0.18	0.05	260.0%
Basic earnings per share, excluding merger-related expenses	$0.58	$0.54	7.4%	$1.63	$1.60	1.9%

Diluted earnings per share	$0.42	$0.51	-17.6%	$1.42	$1.52	-6.6%
Merger-related expenses, net of tax	0.15	0.02	650.0%	0.17	0.05	240.0%
Diluted earnings per share, excluding merger-related expenses	$0.57	$0.53	7.5%	$1.59	$1.57	1.3%

Return on average assets	1.10%	1.58%		1.33%	1.62%
Merger-related expenses, net of tax	0.39	0.08		0.16	0.06
Return on average assets, excluding merger-related expenses	1.49%	1.66%		1.49%	1.68%

Return on average equity	12.62%	17.96%		14.98%	18.11%
Merger-related expenses, net of tax	4.43	0.86		1.82	0.62
Return on average equity, excluding merger-related expenses	17.05%	18.82%		16.80%	18.73%

Efficiency ratio:

Net interest income	$28,566	$23,306		$73,884	$68,003
Other operating income	4,770	3,762		12,776	11,090
Total operating revenue (a)	$33,336	$27,068		$86,660	$79,093

Other operating expense (b)	$22,059	$14,267		$50,705	$41,022
Merger-related expenses	(4,482)	(663)		(4,886)	(1,420)
Total other operating expense, excluding merger-related expenses (c)	$17,577	$13,604		$45,819	$39,602

Efficiency ratio [ (b) / (a) ]	66.17%	52.71%		58.51%	51.87%
Efficiency ratio, excluding merger-related expenses [ (c) / (a) ]	52.73%	50.26%		52.87%	50.07%

Effective tax rate:

Net income before taxes (a)	$10,918	$12,465		$34,996	$37,539
Merger-related expenses	4,482	663		4,886	1,420
Net income before taxes, excluding merger-related expenses (b)	$15,400	$13,128		$39,882	$38,959

Income taxes (c)	$3,234	$4,182		$10,734	$12,696
Tax impact of merger-related expenses	1,783	264		1,943	565
Income taxes, excluding tax impact of merger-related expenses (d)	$5,017	$4,446		$12,677	$13,261

Effective tax rate [ (c) / (a) ]	29.62%	33.55%		30.67%	33.82%
Effective tax rate, excluding tax impact of merger-related expenses [ (d) / (b) ]	32.58%	33.87%		31.79%	34.04%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	September 30,	December 31,	September 30,	Annual Change
(in thousands, except per share data)	2004	2003	2003	$	%

ASSETS
Cash and due from banks	$114,645	$63,851	$63,155	$51,490	81.5%
Interest-bearing deposits in other banks	33,672	5,145	3,371	30,301	898.9%
Federal funds sold	3,160	2,000	—	3,160	N.M.
Investment securities:
Held to maturity, at cost (fair value of $104,694 at September 30, 2004, $35,721 at December 31, 2003, and $44,559 at September 30, 2003)	103,520	34,316	42,883	60,637	141.4%
Available for sale, at fair value	800,744	520,641	494,261	306,483	62.0%
Total investment securities	904,264	554,957	537,144	367,120	68.3%

Loans held for sale	11,256	6,660	8,179	3,077	37.6%
Loans and leases	3,061,867	1,443,154	1,425,858	1,636,009	114.7%
Less allowance for loan and lease losses	49,879	24,774	24,805	25,074	101.1%
Net loans and leases	3,011,988	1,418,380	1,401,053	1,610,935	115.0%

Premises and equipment	76,786	56,125	56,244	20,542	36.5%
Accrued interest receivable	17,424	8,828	8,482	8,942	105.4%
Investment in unconsolidated subsidiaries	10,935	2,184	1,820	9,115	500.8%
Due from customers on acceptances	231	—	—	231	N.M.
Other real estate	580	—	—	580	N.M.
Goodwill	283,872	—	—	283,872	N.M.
Core deposit premium	51,124	—	—	51,124	N.M.
Other assets	92,526	52,138	52,318	40,208	76.9%
Total assets	$4,612,463	$2,170,268	$2,131,766	$2,480,697	116.4%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$579,337	$338,004	$331,485	$247,852	74.8%
Interest-bearing deposits	2,718,883	1,415,280	1,399,436	1,319,447	94.3%
Total deposits	3,298,220	1,753,284	1,730,921	1,567,299	90.5%

Short-term borrowings	56,775	3,507	8,716	48,059	551.4%
Long-tem debt	592,673	184,184	164,563	428,110	260.1%
Bank acceptances outstanding	231	—	—	231	0.0%
Minority interest	13,082	10,062	10,402	2,680	25.8%
Other liabilities	92,043	24,632	29,688	62,355	210.0%
Total liabilities	4,053,024	1,975,669	1,944,290	2,108,734	108.5%

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—	—	N.M.
Common stock, no par value; authorized 50,000,000 shares; issued and outstanding 28,028,455 shares at September 30, 2004, 16,063,957 shares at December 31, 2003, and 16,042,618 shares at September 30, 2003	10,436	9,589	9,392	1,044	11.1%
Surplus	394,605	45,848	45,848	348,757	760.7%
Retained earnings	159,168	142,635	136,109	23,059	16.9%
Deferred stock awards	(152)	(50)	(54)	(98)	-181.5%
Accumulated other comprehensive income	(4,618)	(3,423)	(3,819)	(799)	-20.9%
Total shareholders’ equity	559,439	194,599	187,476	371,963	198.4%

Total liabilities and shareholders’ equity	$4,612,463	$2,170,268	$2,131,766	$2,480,697	116.4%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Change		Nine months ended September 30,		Change
(In thousands, except per share data)	2004	2003	$	%	2004	2003	$	%

Interest income:
Interest and fees on loans and leases	$28,591	$22,905	$5,686	24.8%	$71,016	$67,458	$3,558	5.3%
Interest and dividends on investment securities:
Taxable interest	5,795	3,728	2,067	55.4%	16,422	12,160	4,262	35.0%
Tax-exempt interest	1,068	1,012	56	5.5%	3,077	2,829	248	8.8%
Dividends	249	253	(4)	-1.6%	657	764	(107)	-14.0%
Interest on deposits in other banks	45	8	37	462.5%	78	73	5	6.8%
Interest on Federal funds sold and securities purchased under agreements to resell	13	3	10	333.3%	22	30	(8)	-26.7%

Total interest income	35,761	27,909	7,852	28.1%	91,272	83,314	7,958	9.6%

Interest expense:
Interest on deposits	3,853	3,258	595	18.3%	9,721	11,296	(1,575)	-13.9%
Interest on short-term borrowings	138	20	118	590.0%	241	34	207	608.8%
Interest on long-term debt	3,204	1,325	1,879	141.8%	7,426	3,981	3,445	86.5%

Total interest expense	7,195	4,603	2,592	56.3%	17,388	15,311	2,077	13.6%

Net interest income	28,566	23,306	5,260	22.6%	73,884	68,003	5,881	8.6%
Provision for loan and lease losses	533	500	33	6.6%	1,133	700	433	61.9%
Net interest income after provision for loan and lease losses	28,033	22,806	5,227	22.9%	72,751	67,303	5,448	8.1%

Other operating income:
Income from fiduciary activities	559	448	111	24.8%	1,690	1,290	400	31.0%
Service charges on deposit accounts	1,671	1,097	574	52.3%	4,482	3,229	1,253	38.8%
Other service charges and fees	1,498	1,275	223	17.5%	4,193	3,878	315	8.1%
Fees on foreign exchange	149	152	(3)	-2.0%	483	415	68	16.4%
Investment securities gains (losses)	174	164	10	6.1%	174	168	6	3.6%
Other	893	790	103	13.0%	1,928	2,278	(350)	-15.4%

Total other operating income	4,944	3,926	1,018	25.9%	12,950	11,258	1,692	15.0%

Other operating expense:
Salaries and employee benefits	11,288	7,613	3,675	48.3%	26,859	21,893	4,966	22.7%
Net occupancy	1,292	1,100	192	17.5%	3,395	3,165	230	7.3%
Equipment	821	561	260	46.3%	2,020	1,857	163	8.8%
Amortization of core deposit premium	645	—	645	N.M.	645	—	645	N.M.
Other	8,013	4,993	3,020	60.5%	17,786	14,107	3,679	26.1%

Total other operating expense	22,059	14,267	7,792	54.6%	50,705	41,022	9,683	23.6%

Income before income taxes	10,918	12,465	(1,547)	-12.4%	34,996	37,539	(2,543)	-6.8%
Income taxes	3,234	4,182	(948)	-22.7%	10,734	12,696	(1,962)	-15.5%

Net income	$7,684	$8,283	$(599)	-7.2%	$24,262	$24,843	$(581)	-2.3%

Per share data:
Basic earnings per share	$0.43	$0.52	$(0.09)	-17.3%	$1.45	$1.55	$(0.10)	-6.5%
Diluted earnings per share	0.42	0.51	(0.09)	-17.6%	1.42	1.52	(0.10)	-6.6%
Cash dividends declared	0.16	0.16	—	0.0%	0.48	0.48	—	0.0%

Basic weighted average shares outstanding (000’s)	17,954	16,034	1,920	12.0%	16,715	16,016	699	4.4%
Diluted weighted average shares outstanding (000’s)	18,288	16,381	1,907	11.6%	17,035	16,397	638	3.9%